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                                                                    EXHIBIT 4.17
                                                                 CUSIP 45814V409


                               State of Colorado

                         INTELCOM GROUP (U.S.A.), INC.
               Cumulative Exchangeable Redeemable Preferred Stock

     This Certifies that               [specimen]              is the registered
                         -------------------------------------
holder of          xxxxxxxxxxxxxxxxxxxx Series B Exchangeable Preferred (no par
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value)          Shares transferable only on the books of the Corporation by the
- ---------------
holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto
affixed this      30th      day of           April       A.D.   96
             --------------        ---------------------       ----

- -------------------------------         --------------------------------
Vice President                          Secretary
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  For Value Received, _____ hereby sell, assign and transfer unto
___________________________________________________________________________
Shares represented by the within Certificate and do hereby irrevocably constitute and appoint ___________________ _________________________________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

  Dated ___________________________     _________
        In presence of

   ____________________________________    _______________________________